Exhibit 99.1

FGL Holdings FNF/FG Analyst Meeting May 19, 2020

Legal Disclosures All data in this presentation are as of March 31, 2020, unless stated otherwise. Caution regarding forward-looking statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of F&G’s management and the management of its subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” “continues,” “outlook” or similar expressions. Factors that could cause actual results, events and developments to differ from those set forth in, or implied by, the statements set forth herein are discussed from time to time in F&G’s filings with the SEC, as well as those of its predecessor companies—FGL and CFCO. You can find these filings on the SEC’s website, www.sec.gov. All forward-looking statements we describe herein are qualified by these cautionary statements and we can provide no assurance that the actual results, events or developments referenced herein will occur or be realized. F&G does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. All estimates and forecasts for the effects of purchase accounting are preliminary and subject to change. Permission neither sought nor obtained with reference to third party sources. 2

F&G At A Glance Overview Highlights â–º Fidelity & Guaranty Life: Top 5 FIA Writer via Independent Agents â–ª Established in 1959 â–ª Headquartered in Des Moines, IA; operations in Baltimore, MD and Hamilton, Bermuda â–ª Employ ~400 associates dedicated to serving $28 billion Investment Portfolio policyholders, distribution partners and shareholders â–º Provide retirement & life insurance solutions for nearly 700,000 customers >15% Adjusted Operating ROE â–ª Fixed Indexed Annuities (FIA) â–ª Multi-Year Guarantee Annuities (MYGA) â–ª Indexed Universal Life (IUL) 425% Estimated RBC Ratio â–º Distribute products through an established network of 37,000 licensed agents Favorable Ratings Outlook and Momentum 3

Attractive Sales and AUM Mix

Trailing Twelve Months Sales[1]


10%
1%
21%
$4.4B
68%
Fixed Index Annuities
MYGA / FHLB
Indexed Universal Life
Flow Reinsurance

Average Assets Under Management (AAUM)[1]


9%
3%
12%
$28B
13%
63%
Fixed Index Annuities
Fixed Rate Annuities
Immediate Annuities
Offshore Reinsurance
Life

- Sales and AUM are largely driven by core FIA product
- Business model is more akin to a "spread lender" than a traditional life insurance company as we don't have large legacy inforce blocks
- New business and in-force is actively managed to maintain pricing IRR targets and net spread
- Asset and liability cash flows are well matched; earnings are largely driven by inforce business
- Liabilities are "sticky," with surrender charges protecting 87% of FIA and Fixed Annuity products

MYGA – Multi-year guaranteed annuity
FHLB – Federal Home Loan Bank funding agreements
[1]As of 1Q20; Sales are shown for the 12 months ended 3/31/20; AAUM is shown for the 3 months ended 3/31/20
Note: Refer to the appendix for definitions and reconciliations of non-GAAP measures

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FIA Product Overview F&G’s core FIA product has a stable liability profile; we focus on tightly matching assets and liabilities and adjusting pricing to maintain spread targets â–º Flagship product with strong consumer value, risk mitigation and profitability â–º Deferred annuity product linked to the performance of a specific market Fixed Indexed 1Q20 TTM index (predominantly the S&P 500) Annuities (FIAs) Sales: $3.0B â–º F&G has a well-established franchise and effectively manages sales volumes within its capital and profit targets â–º Product: Simple deferred annuity product where we also buy an option on the policyholder’s behalf; this option funds annual credits to the policyholder based on the performance of an external index (e.g., S&P 500) or a declared rate â–º Profit Drivers: Earned rate on investments in excess of the cost of crediting / benefits drives profit FIA Product â–º Loss Protection: Index credit is never less than 0, so policyholders are protected from loss Characteristics â–º Crediting/Hedging: Crediting backed by fixed income and index options purchased annually â–º Liquidity: Guaranteed surrender values and liquidity options (free partial withdrawals) â–º Surrender Charges: Surrender charges prevent or limit withdrawals (usually 7-14 years); surrender charge protects F&G from heightened liquidity needs 5

Distribution Highlights Under FNF’s ownership, we expect to jump start our launch into new distribution channels and accelerate our path toward higher ratings â–º Favorable ratings momentum with positive outlooks from S&P, Fitch, and Moody’s â–º Preparing for June launch into institutional channel launch with launch in regional broker dealer â–º Historical and current sales momentum within our core partners â–ª Deeper penetration and development in core IMOs and top advisors â–ª Increased market share within independent channel â–º Expanded and impactful distribution team â–º Highest customer experience scores in past 10 years – LIMRA producer survey â–º Successful new product launches and new index utilization â–º Strong market position across all products: Fixed Indexed Annuity (FIA) Multi-Year Guaranteed Annuity (MYGA) Indexed Universal Life (IUL)1 5 Ranked #5 in FIA 2 Ranked #2 in MYGA 13 Ranked #13 in IUL Independent Channel Independent Channel Independent Channel 11 Ranked #11 in total FIA 12 Ranked #12 in total MYGA 17 Ranked #17 in total IUL industry sales industry sales industry sales Source: Wink’s Sales & Market Report, Full Year 2019. 1Based on indexed life. 6

Track Record of FIA Net Investment Spread Management FIA Net Spread vs. 10-Year UST Yield Despite volatility in interest rates, we have a long track record of consistently (BPS) managing FIA net spread 10-Year U.S. Treasury Yield FIA Net Investment Spreadïµ Ability to continuously re-price inforce annually by managing cost of crediting 3.5% 350 bps and caps 300 298 305 290 290 285 3.0% 300 bps 2.5% 241* 250 bpsïµ New business can be re-priced monthly, further mitigating interest rate 2.0% 200 bps impact on spread 1.5% 150 bps 1.0% 100 bps 0.5% 50 bps 0.0% 0 bps 2014 2015 2016 2017 2018* 2019 1Q20 *Non-economic impacts of purchase accounting decreased net investment spread in 2018 7

Stable Liability Profile GAAP Net Reserves1,2 Liability Profile 5% â–º Primarily Fixed Indexed Annuities and Fixed 7% Annuities, with growing IUL book 11% â–º Asset and liability cash flows are well matched â–º New business and in-force actively managed to $29B maintain pricing IRR targets and net spread 13% 64% Fixed Index Annuities 87% of in-force surrender charge protected; â–º is Fixed Rate Annuities actual surrenders and lapses are consistent Immediate Annuities with pricing Offshore Reinsurance Life Annuity Metrics1 FIA and Fixed Annuities Weighted-average life3 6 years % Surrender charge protected 87% Average remaining surrender charge (% of account value) 8% Average cost of option cost/interest credited 2.1% Distance to guaranteed minimum crediting rates 86 bps 1Quarter ended 3/31/20 and where applicable, crediting costs and distance consider the spot costs of index and fixed credits 2GAAP net reserves comprised $32B contractholder funds and future policy benefits, net of $3B reinsurance recoverable 8 3Reflects effective duration of liabilities

F&G Investments Overview 9

F&G Chief Investment Office Seasoned Insurance Investment Team with Broad and Deep General Account Experience Commercial mindset with an integrated approach bridging capital markets and product design â–º Fiduciary responsibility: employed by F&G, for F&G’s benefit; complemented by Risk Team â–º Power of the BX Partnership: leveraging Blackstone’s investment acumen for F&G’s benefit Leena Punjabi Ka Ho Sit Spencer VP AVP Schultz Asset Mgmt. Investments Analyst Work Exp.: 14 yrs. Work Exp.: 11 yrs. Investments Work Exp.: 5 yrs. and asset management process, supported by: in private markets loss” mindset luence asset selection and sourcing of the largest alternative asset manager sets through multiple market cycles the extensive resources of Blackstone Insurance Solutions anagement and legal professionals 10

Blackstone Partnership Provides Competitive Advantage for F&G Investment Management Structure â–º F&G has hired Blackstone Insurance Solutions (BIS) to manage its general account â–º BIS focuses on high quality, primarily investment grade fixed income assets â–º Blackstone is one of the world’s leading investment firms with assets under management of â–º Blackstone provides access to proprietary investment approximately $538 billion1 opportunities at scale â–º Firm built on a strong foundation of intellectual and â–º BIS’ capabilities are supported by Blackstone’s financial capital expertise in private credit, real estate, and alternative assets â–º Scale to handle large, complex transactions that Governance & Controls Structure others cannot â–º F&G’s management retains oversight for all â–º Leading market positions in all of its businesses investment activity and risks, including liability hedging â–º Capabilities span across classes and products â–º F&G CIO has fiduciary responsibility to the operating companies â–º Existing expertise in managing tailored investment solutions on behalf of leading insurance companies â–º Governance occurs at F&G’s Board of Directors, F&G’s operating companies, F&G’s Executive Committee, and Blackstone 1As of 3/31/2020 11

1Q20 Investment Portfolio Overview Investment Portfolio by Asset Class1 The investment portfolio is diversified across a wide variety of asset classes; additionally… Preferred Net 4.49% 2 â–º earned yield was 4.38% in 1Q20 vs. Stocks, 3% in 2019 Alts, 4% Hybrids, Mortgage 3% Loans, 5% â–º ~15% of the portfolio is in floating rate assets Municipals, 5% Corporates, 40% â–º Funded alternative assets of $1.1B, or approximately 4% of portfolio Other,3 6% $28B â–º 55% of alternatives commitments are still RMBS, 3% undrawn ABS, 6% CMBS, 10% CLO, 15% Average NAIC 1.5 1At amortized cost 2Preferred stocks are 88% investment grade and have an average NAIC rating of 2.1 3 12 Other consists of commercial and residential mortgage loans, derivatives, policy loans, common stock and cash/cash equivalents

A High Quality Investment Portfolio Well Diversified, Tightly Matched Portfolio $28 billion of invested assets; 95% of fixed income is rated investment grade, including corporate and structured securities â–º Investment portfolio is well-matched; asset and liability duration within <0.5 years â–º At 3/31/20, the unrealized loss position on the portfolio was ($1.8B), or 6% of the portfolio â–º Unrealized loss on investment portfolio securities in AOCI largely driven by higher credit spreads from market dislocation and volatility in March â–º As of 4/30/20, we estimate approximately 1/3 of this unrealized loss position has reversed â–º 6% of the portfolio1 has exposure to energy-related sectors â–º Half of energy-related exposure is to integrated and midstream operators who are less exposed to changes in commodity prices â–º We estimate 10% of the portfolio1 has exposure to sectors that are more sensitive to COVID-19 impacts â–º Sectors include transportation, travel and lodging, consumer cyclical, and retail â–º 91% of this exposure is investment grade 1Includes alternatives exposure 13 AOCI – Accumulated Other Comprehensive Income

Proactive Portfolio De-Risking Actions We’ve Taken Starting in 2018, we took proactive action to improve investment portfolio quality â–º In 2018, Blackstone Insurance Solutions (“BIS”) repositioned a portion of the portfolio into investment grade structured assets â–º In 2019, we sold nearly $1B of lower quality BBB corporate exposure, including energy, and reallocated to higher quality corporate bonds, structured securities, and mortgage loans â–º The current environment has allowed us to allocate toward higher quality securities given the dislocation seen in recent market volatility and to seek attractive risk-adjusted spreads â–º Going forward, we do not expect material changes to our investment strategy 14

Investment Portfolio Stress Testing Stress Testing Methodology â–º Multiple stress scenarios are modeled by F&G and BIS investments and risk teams â–º Stress scenarios are updated based on market conditions â–º Risk limits and impacts are reviewed at least quarterly with management and the Board of Directors â–º In times of heightened market volatility, management reviews occur with as-needed frequency 15

New Severe Stress Testing Presentation Severe Stress Test Assumptions Given the current economic environment, we are presenting a more severe stress test than the moderate scenario provided in 1Q19. The analysis assumes: â–º Cumulative default rates similar to experience in 2008-2009 for Corporate Credit and CMBS, including: â–º Corporate default rates of 2.3% for BBB and 10.9% for B-rated securities â–º CMBS default rates of 1.7% for BBB and 21.2% for B-rated securities â–º For CLOs, since there have been no defaults to date in CLOs 2.0, to be conservative, we used the 10-year weighted average default rates as of 2017 for CLOs 1.0, as this period includes 2008 defaults: â–º Default rates of 1.4% for BBB and 16.5% for B â–º Applying cumulative 2008 and 2009 corporate default rates and instantaneous shock effectively doubles observed annual default rate relative to 2008-2009 Great Financial Crisis â–º Credit spread widening to 560 to 2,700 basis points, depending on the asset class and rating (consistent with spreads in the Great Financial Crisis) â–º Pre-tax mark-to-market on preferred equity securities1 of (20%) and alternatives of (28%) 16 1Preferred stocks are 88% investment grade and have an average NAIC rating of 2.1

Severe Stress Test Results Severe Stress by Asset Class Manageable Impact GAAP Loss The severe stress test still results in a Credit Losses by Asset Class ($M After DAC & Taxes) manageable impact before management Corporate Fixed Income $101 actions Hybrids $12 â–º Credit losses of $142M represents impact of Municipal Bonds $6 “front-loaded” default experience and Commercial Mortgage-Backed Securities $6 Mortgage Loans $4 represents 0.4x 2019 AOI Emerging Market Debt $4 â–º Mark-to-market impact on alternatives and preferreds1 is unrealized and would be Residential Mortgage-Backed Securities $4 Collateralized Loan Obligations $3 expected to recover over time, consistent with historical and recent experience Asset-Backed Securities $2 Sub-Total Credit Default Losses $142 â–º Severe stress impact of $440M represents Credit Loss Compared to 2019 AOI 0.4x 1.4x 2019 AOI Mark-to-Market by Asset Class GAAP Loss ($M After DAC & Taxes) Alternatives (MTM) $176 Preferred Stocks (MTM) $122 Sub-Total Mark-to-Market U/R Losses $298 Total Credit Loss and MTM Impact $440 Credit Loss + MTM Compared to 2019 AOI 1.4x In a moderate stress scenario with assumptions similar to those presented in our 1Q19 stress test, we estimate an impact of 1.0x AOI 1Preferred stocks are 88% investment grade and have an average NAIC rating of 2.1 17 Note: Refer to the appendix for definitions and reconciliations of non-GAAP measures

Appendix 18

MYGA Product Overview â–º Deferred annuity product in which the crediting rate is guaranteed for a Multi-Year specified number of years Guaranteed 1Q20 TTM â–º Competitive MYGA initiatives are supported by proprietary asset sourcing Annuities Sales: $0.6B relationships (MYGAs) â–º Stable liability profile with well-matched supporting assets â–º Product: Deferred annuities credit a guaranteed interest rate for 3, 5, or 7 years â–º Profit Drivers: Earned rate on investments in excess of the cost of crediting / benefits drives profit MYGA Product Characteristics â–º Surrender Charges: Matching surrender charge; surrender charge restarts with a renewal rate at end of term â–º MYGA Advantage over CD: A MYGA acts like a bank CD, but it has tax advantaged accumulation and the potential annuitization option 19

IUL Product Overview â–º Life insurance contract in which policyholders earn returns on their policies Indexed which are credited to the policyholder’s cash value account 1Q20 TTM Universal â–º Ongoing efforts to grow IUL through network of core middle market focused Sales: $0.04B Life (IUL) IMOs â–º Core Network Marketing Groups continue to grow â–º Product: Permanent life insurance coverage based on underwriting at issue â–º Profit Drivers: A mix of margin on mortality, policy expense charges, and crediting rate (option cost) spread drives profit â–º Tax-Free Death Benefit: Death benefit is always tax free; face amounts can be adjusted IUL Product â–º Crediting: Cash Value credits annually based on the performance of an external index (e.g., Characteristics S&P 500) or a declared rate â–º Crediting: Flexible premium patterns are used for various sales concepts â–º Loss Protection: Credit is never less than 0 and caps are higher than FIA â–º Liquidity: Loans and withdrawals for an income stream can be tax advantaged 20

Annuity Customer Demographics â–º Products offer tax-deferred accumulation â–º Average customer age of 66; most customers in 56-80 age range â–º Evenly split between male and female customers Accumulation â–º 70% of sales are qualified Products â–º 70% of sales have some income planning focus â–º Average adjusted gross income of ~70k â–º 70% of sales come from CA, FL, NJ, TX, MI, and AZ â–º Products provide for accumulation, income, wealth transfer, and impairment features â–º Average customer age of 66; most customers 56+ with 20% over 80 Comprehensive â–º Evenly split between male and female customers Needs â–º 70% of sales are qualified â–º Average adjusted gross income of ~70k 21

CLO Portfolio Overview Subordination by Tranche Portfolio Details Weighted Avg. Tranche â–º The CLO portfolio is $4.1B, or 15% of the total Subordination investment portfolio AAA 51% AA 29% â–º We focus on superior credit enhancement, A 19% demonstrated by the strong weighted average BBB 14% subordination of 20% BB/B 8% Total 20% â–º 93% of exposure is investment grade; on a look through basis: CLO by NAIC Rating â–º 87% of the CLO portfolio is in broadly syndicated loans; 13% is in middle market collateral ≤ NAIC 4, â–º 5% of the underlying collateral is in the 1% NAIC 3, hospitality/gaming sectors NAIC 1, 6% 63% <3% collateral is in energy â–º of the underlying â–º Assuming loan recovery rates drop to 50% from the long term average of 65%, the annual default rate on $4.1B loans for the life of the CLO would need to be approximately 7% and 5%, before BBB and BB NAIC 2, tranches, respectively, are impaired 30% 22

CMBS Portfolio Overview

Low LTV in First Lien Loans

Key Statistics	
First Lien Loans	100%
Weighted Average Loan-to-Value (LTV)	55%

Sector Distribution

Well-diversified by collateral with Agency CMBS and SASBs predominantly focused on office and multifamily properties



Industrial/Self Storage, 6%
Mixed Use, 6%
Office, 32%
Hospitality 14%
$2.9B
Retail, 19%
Multifamily, 23%

CMBS Portfolio Details

Low LTV, first lien loans in seasoned structures

- The CMBS portfolio is $2.9B, or ~10% of the total investment portfolio - no holdings are first loss positions, and the portfolio has a low average LTV ratio of 56%
- Portfolio construction is focused on seasoned structures that benefit from amortization, property price appreciation, and performance transparency at the time of acquisition
- Sub-sectors are well diversified by type and underlying collateral, including Agency CMBS, SASB, and conduit CMBS
  - Largest underlying collateral is office and multifamily at 32% and 23%, respectively
  - Lodging and retail represent 14% and 19%, respectively, each with average ratings of BBB+
- Conduit CMBS highlights:
  - Conduit A and higher: senior to first loss securities that represent 16% of the structure
  - Conduit BBB and below: predominantly investment grade (~90%) with 62% LTV and conservative underwriting and focused on appropriate seasoning:
    - Weighted average origination date is 2015
    - Prior to COVID 19, property prices had appreciated considerably since 2015[1]

[1]RCA CPPI US All Property Commercial Price Index from June 30, 2015 to March 31, 2020

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Consolidated Balance Sheets FGL Holdings Consolidated Balance Sheets March 31, December 31, 2020 2019 (Unaudited) (Unaudited) ASSETS Investments: Fixed maturity securities, available-for-sale, at fair value (amortized cost: March 31,2020 - $22,836; December 31, 2019 - $22,914 and allowance for expected credit losses: March 31, 2020 - $44; December 31, 2019 - $0) $ 21,140 $ 23,726 Equity securities, at fair value (cost: March 31, 2020 - $1,052; December 31, 2019 - $1,069) 915 1,071 Derivative investments, at fair value 188 587 Mortgage loans (allowance for expected credit losses: March 31, 2020 - $11; December 31, 2019 - $0) 1,769 1,267 Other invested assets 1,491 1,303 Total investments 25,503 27,954 Cash and cash equivalents 776 969 Accrued investment income 251 228 Funds withheld for reinsurance receivables, at fair value 2,050 2,172 Reinsurance recoverable (allowance for expected credit losses: March 31, 2020 - $22; December 31, 2019 $0) 3,186 3,213 Intangibles, net 2,029 1,455 Deferred tax assets, net 264 61 Goodwill 467 467 Other assets 211 195 Total assets $ 34,737 $ 36,714 24

Consolidated Balance Sheets FGL Holdings Consolidated Balance Sheets LIABILITIES AND SHAREHOLDERS’ EQUITY Contractholder funds $ 26,226 $ 25,684 Future policy benefits, including $1,904 and $1,953 at fair value at March 31, 2020 and December 31, 2019, respectively 5,658 5,735 Funds withheld for reinsurance liabilities 821 831 Liability for policy and contract claims 73 71 Debt 543 542 Revolving credit facility — —Other liabilities 944 1,108 Total liabilities 34,265 33,971 Shareholders’ equity: Preferred stock ($.0001 par value, 100,000,000 shares authorized, 437,841 and 429,789 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively) — —Common stock ($.0001 par value, 800,000,000 shares authorized, 221,972,602 and 221,807,598 issued and outstanding at March 31, 2020 and December 31, 2019, respectively) — —Additional paid-in capital 2,041 2,031 Retained earnings (Accumulated deficit) (72) 300 Accumulated other comprehensive income (loss) (1,428) 481 Treasury stock, at cost (8,652,400 shares at December 31, 2019; 600,000 shares at December 31, 2018 (69) (69) Total shareholders’ equity 472 2,743 Total liabilities and shareholders’ equity $ 34,737 $ 36,714 25

Consolidated Statements of Operations FGL Holdings Consolidated Statement of Operations Three months ended March March 31, 2020 31, 2019 (Unaudited) (Unaudited) Revenues: Premiums $ 10 $ 16 Net investment income 317 289 Net investment gains (losses) (692) 240 Insurance and investment product fees and other 30 55 Total revenues (335) 600 Benefits and expenses: Benefits and other changes in policy reserves (41) 339 Acquisition and operating expenses, net of deferrals 96 44 Amortization of intangibles (61) 29 Total benefits and expenses (6) 412 Operating income (loss) (329) 188 Interest expense (8) (8) Income (loss) before income taxes (337) 180 Income tax (expense) benefit (1) (9) Net income (loss) $ (338) $ 171 Less Preferred stock dividend 8 8 Net income (loss) available to common shareholders $ (346) $ 163 Net income (loss) per common share: Basic $ (1.62) $ 0.74 Diluted $ (1.62) $ 0.74 Weighted average common shares used in computing net income (loss) per common share: Basic 213.16 219.65 Diluted 213.16 219.68 Cash dividend per common share $ 0.01 $ 0.01 26

Non-GAAP Measures and Definitions While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace GAAP financial results and should be read in conjunction with those GAAP results. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do. The following represents the definitions of non-GAAP measures used by the FGL Holdings. Non-GAAP Measures: Adjusted Operating Income (AOI) is a non-GAAP economic measure we use to evaluate financial performance each period. AOI is calculated by adjusting net income (loss) to eliminate: (i) the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses recognized in operations, but excluding realized gains and losses on derivatives hedging our indexed annuity policies, (ii) the impacts related to changes in the fair values of FIA related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impacts of assumed reinsurance by our international subsidiaries, (iii) the tax effect of affiliated reinsurance embedded derivative, (iv) the effect of change in fair value of the reinsurance related embedded derivative, and (v) the effect of integration, merger related & other non-operating items. Adjustments to AOI are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. AOI Available to Common Shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. AOI available to common shareholders is calculated by adjusting net income (loss) available to common shareholders to eliminate the same items as described in the AOI paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Common Shareholders’ Equity is based on Total Shareholders’ Equity excluding Equity Available to Preferred Shareholders. Management considers this to be a useful measure internally and to investors to assess the level of equity that is attributable common stock holders. Common Shareholders’ Equity Excluding AOCI is based on Common Shareholders’ Equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on common equity. 27

Non-GAAP Measures and Definitions Non-GAAP Measures (continued): Equity Available to Preferred Shareholders is equal to the product of (a) the number of preferred shares outstanding plus share dividends declared but not yet issued and (b) the original liquidation preference amount per share. Management considers this non-GAAP measure to provide useful information internally and to investors and analysts to assess the level of equity that is attributable to preferred stock holders. Total Capitalization Excluding AOCI is based on shareholders’ equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts to help assess the capital position of the Company. GAAP Book Value per Common Share (including and excluding AOCI) is calculated as Common Shareholders’ Equity and Common Shareholders Equity Excluding AOCI divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company. Statutory Book Value per Common Share (including and excluding Interest maintenance reserve (“IMR”) and asset valuation reserve (“AVR”)) is calculated as Fidelity & Guaranty Life Insurance Company (“FGL Insurance”)’s statutory basis capital and surplus plus the international insurance entities’ common shareholder’s equity and related distributable capital, excluding AOCI divided by the total number of shares of common stock outstanding at FGL Holdings. Statutory Book Value per Common Share excluding IMR and AVR is calculated as FGL Insurance’s statutory basis capital and surplus excluding IMR and AVR plus the international insurance entities’ common shareholder’s equity and related distributable capital, excluding AOCI, divided by the total number of shares of common stock outstanding at FGL Holdings. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of our primary insurance entities. Return on Average Common Shareholders’ Equity is calculated by dividing net income (loss) available to common shareholders by total average Common Shareholders’ Equity. Average Common Shareholders Equity for the twelve months rolling, is the average of 5 points throughout the period and for the quarterly average Common Shareholders Equity is calculated using the beginning and ending Common Shareholders’ Equity for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized. As a result of the merger, the starting point for calculation of average Common Shareholders’ Equity was reset to December 1, 2017. The rolling average will be updated from the merger date forward to use available historical data points until 5 historical data points are available. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this to be a useful measure internally and for investors and analysts to assess the level of return driven by the Company that is attributable to common shareholders. Return on Average Common Shareholders’ Equity Excluding AOCI is calculated by dividing net income (loss) available to common shareholders by total average Common Shareholders’ Equity Excluding AOCI. Average Common Shareholders Equity Excluding AOCI for the twelve months rolling, is the average of 5 points throughout the period and for the quarterly average Common Shareholders Equity Excluding AOCI is calculated using the beginning and ending Common Shareholders’ Equity, excluding AOCI, for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized. As a result of the merger, the starting point for calculation of average Common Shareholders’ Equity was reset to December 1, 2017. The rolling average will be updated from the merger date forward to use available historical data points until 5 historical data points are available. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this to be a useful measure internally and for investors and analysts to assess the level of return driven by the Company that is attributable to common shareholders. 28

Non-GAAP Measures and Definitions Non-GAAP Measures (continued): Adjusted Operating Return on Average Common Shareholders’ Equity Excluding AOCI is calculated by dividing AOI Available to Common Shareholders’ by total average Common Shareholders’ Equity Excluding AOCI. Average Common Shareholders’ Equity Excluding AOCI for the twelve months rolling, is the average of 5 points throughout the period and for the quarterly average Common Shareholders Equity is calculated using the beginning and ending Common Shareholders Equity, Excluding AOCI, for the period. For periods less than a full fiscal year, amounts disclosed in the table are annualized. As a result of the merger, the starting point for calculation of average Common Shareholders’ Equity was reset to December 1, 2017. The rolling average will be updated from the merger date forward to use available historical data points until 5 historical data points are available. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of adjusted earned return on common equity. Debt-to-Capital excluding AOCI is computed by dividing total debt by total capitalization excluding AOCI. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Rating Agency Adjusted Debt to Capitalization, excluding AOCI is computed by dividing the sum of total debt and 50% Equity Available to Preferred Shareholders by total capitalization excluding AOCI less a 50% credit for Equity Available to Preferred Shareholders. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position. Average Assets Under Management (AAUM) is calculated as the sum of: (i) total invested assets at amortized cost, excluding derivatives; (ii) related party loans and investments; (iii) accrued investment income; (iv) funds withheld at fair value; (v) the net payable/receivable for the purchase/sale of investments, and (iv) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment. Yield on AAUM is calculated by dividing annualized net investment income by AAUM. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return earned on AAUM. Net Investment Spread is the excess of net investment income earned over the sum of interest credited to policyholders and the cost of hedging our risk on FIA policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs. Investment Book Yield on bonds purchased during the period excludes yield on short-term treasuries and cash and cash equivalents. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the level of return on the Company’s income generating invested assets. Sales (FIA Sales and Total Retail Annuity Sales) are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Annuity and IUL sales are recorded as deposit liabilities (i.e. contractholder funds) within the Company’s unaudited condensed consolidated financial statements in accordance with GAAP. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition. 29

Non-GAAP Measure Reconciliations

Reconciliation from Net Income (Loss) to Adjusted Operating Income (AOI)

	Three months ended				
	March 31, 2020 (Unaudited)	December 31, 2019 (Unaudited)	September 30, 2019 (Unaudited)	June 30, 2019 (Unaudited)	March 31, 2019 (Unaudited)
	(Dollars in millions, except per share data)				
Net income (loss)	$ (338)	$ 225	$ 65	$ 46	$ 171
Adjustments to arrive at AOI:					
Effect of investment losses (gains), net of offsets (a)	133	(34)	(44)	(22)	(70)
Impacts related to changes in the fair values of FIA related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impacts of assumed reinsurance by our international subsidiaries (a)	287	(134)	63	69	(17)
Effect of change in fair value of reinsurance related embedded derivative, net of offsets (a)	(39)	—	18	(10)	19
Effect of integration, merger related & other non-operating items	34	11	(6)	(3)	(3)
Tax impact of adjusting items	(36)	34	(10)	(7)	(10)
AOI	$ 41	$ 102	$ 86	$ 73	$ 90
Dividends on preferred stock	(8)	(8)	(7)	(8)	(8)
AOI available to common shareholders	$ 33	$ 94	$ 79	$ 65	$ 82
Per diluted common share:					
Net income (loss) available to common shareholders	$ (1.62)	$ 1.02	$ 0.26	$ 0.17	$ 0.74
Adjustments to arrive at AOI:					
Effect of investment (gains) losses, net of offsets (a)	0.62	(0.16)	(0.20)	(0.10)	(0.32)
Impacts related to changes in the fair values of FIA related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impacts of assumed reinsurance by our international subsidiaries (a)	1.35	(0.63)	0.29	0.32	(0.08)
Effect of change in fair value of reinsurance related embedded derivative, net of offsets (a)	(0.18)	—	0.08	(0.05)	0.09
Effect of integration, merger related & other non-operating items	0.16	0.05	(0.03)	(0.01)	(0.01)
Tax impact of adjusting items	(0.18)	0.16	(0.04)	(0.03)	(0.05)
AOI available to common shareholders per diluted share	$ 0.15	$ 0.44	$ 0.36	$ 0.30	$ 0.37

(a) Amounts are net of offsets related to value of business acquired ("VOBA"), deferred acquisition cost ("DAC"), deferred sale inducement ("DSI"), unearned revenue ("UREV") amortization and cost of reinsurance intangible, as applicable.

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Non-GAAP Measure Reconciliations Reconciliation of Book Value Per Common Share Excluding AOCI (Unaudited) (In millions, except per share data) March 31, 2020 December 31, 2019 (Unaudited) (Unaudited) Reconciliation to total shareholders’ equity: Total shareholders’ equity $ 472 $ 2,743 Less: AOCI (1,428) 481 Less: Preferred equity 446 438 Total common shareholders’ equity excluding AOCI $ 1,454 $ 1,824 Total common shares outstanding 213.32 213.16 Book value per common share including AOCI $ 0.12 $ 10.81 Book value per common share excluding AOCI $ 6.82 $ 8.56 Reconciliation of ROE to Adjusted Operating ROE (In millions, except per share data) March 31, 2020 December 31, 2019 (Unaudited) (Unaudited) Reconciliation to total shareholders’ equity: (2.2%) 29.4% AOCI 0.1% 0.3% Return on average common shareholders’ equity, excluding AOCI (2.1%) 29.7% Aggregate adjustments to arrive at AOI available to common shareholders’ 18.9% (9.7%) Adjusted Operating return on common shareholders’ equity, excluding AOCI 16.8% 20.0% 31

Non-GAAP Measure Reconciliations Rollforward of Average Assets Under Management (AAUM) (Unaudited) (In billions) AAUM YTD AAUM as of March 31, 2019 $ 25.9 Net new business asset flows 2.4 Reinsurance transactions 0.9 Reinsurance cession to Kubera (0.2) Purchase accounting mark-to-market valuation of investment portfolio (0.1) AAUM as of March 31, 2020 $ 28.9 32

Disclaimers Certain countries have been susceptible to epidemics, most recently COVID-19, which may be designated as pandemics by world health authorities. The outbreak of such epidemics, together with any resulting restrictions on travel or quarantines imposed, has had and will continue to have a negative impact on the economy and business activity globally (including in the countries in which F&G invests), and thereby is expected to adversely affect the performance of F&G’s investments. Furthermore, the rapid development of epidemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to F&G’s portfolio and the performance of its investments. Although the current CLO portfolio reflected in this presentation is consistent with the investment strategy, there is no guarantee that the future investments made will continue to be identical to the make-up of the current portfolio. Moreover, the future investments to be made may differ substantially from the investments included in the current portfolio. Therefore, subject to any relevant investment limitations, the current portfolio parameters, industry concentration, rating concentration, spread distribution and other factors related to the current portfolio could all be materially different than those of the future portfolio acquired. CLO impairment statistics generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month LIBOR + 325 bps, and no reinvestment post Reinvestment Period. Average default and recovery rates are sourced from J.P. Morgan, as of December 31, 2019. 33